                                                                    EXHIBIT 12.1

                            COLGATE-PALMOLIVE COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions


--------------------------------------------------------------------------------

                                                                                    Year Ended
                                                                                December 31, 2000
                                                                                -----------------
Income before income taxes                                                           $ 1,567.2

Add:
Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                             199.7
Portion of rents representative of interest factor                                        30.2
Interest on ESOP debt, net of dividends                                                    2.8

Less:
Income of less than fifty-percent-owned subsidiaries                                      (2.2)
                                                                                     ---------

Income as adjusted                                                                   $ 1,797.7
                                                                                     =========
Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                             199.7
Portion of rents representative of interest factor                                        30.2
Interest on ESOP debt, net of dividends                                                    2.8
Capitalized interest                                                                       3.8
                                                                                     ---------

Total fixed charges                                                                  $   236.5
                                                                                     =========

Ratio of earnings to fixed charges                                                         7.6
                                                                                     =========


 In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.7%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $31.4 in 2000. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                            COLGATE-PALMOLIVE COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions


--------------------------------------------------------------------------------

                                                                                         Year Ended
                                                                                     December 31, 1999
                                                                                     -----------------
 Income before income taxes                                                             $  1,394.6

 Add:
 Interest on indebtedness and amortization of debt expense and discount or
      premium                                                                                212.2
 Portion of rents representative of interest factor                                           33.7
 Interest on ESOP debt, net of dividends                                                       2.9

 Less:
 Income of less than fifty-percent-owned subsidiaries                                         (5.3)
                                                                                        ----------

 Income as adjusted                                                                     $  1,638.1
                                                                                        ==========

 Fixed Charges:

 Interest on indebtedness and amortization of debt expense and discount or
      premium                                                                                212.2
 Portion of rents representative of interest factor                                           33.7
 Interest on ESOP debt, net of dividends                                                       2.9
 Capitalized interest                                                                         11.8
                                                                                        ----------

 Total fixed charges                                                                    $    260.6
                                                                                        ==========

 Ratio of earnings to fixed charges                                                            6.3
                                                                                        ==========


In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.7%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $32.0 in 1999. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                            COLGATE-PALMOLIVE COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions



--------------------------------------------------------------------------------

                                                                                         Year Ended
                                                                                     December 31, 1998
                                                                                     -----------------
Income before income taxes                                                               $ 1,250.1

Add:
Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                                 204.5
Portion of rents representative of interest factor                                            34.2
Interest on ESOP debt, net of dividends                                                        3.2

Less:
Income of less than fifty-percent-owned subsidiaries                                          (5.3)
                                                                                         ---------

Income as adjusted                                                                       $ 1,486.7
                                                                                         =========

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                             $   204.5
Portion of rents representative of interest factor                                            34.2
Interest on ESOP debt, net of dividends                                                        3.2
Capitalized interest                                                                          12.3
                                                                                         ---------

Total fixed charges                                                                      $   254.2
                                                                                         =========

Ratio of earnings to fixed charges                                                             5.8
                                                                                         =========


 In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.7%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $32.5 in 1998. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                            COLGATE-PALMOLIVE COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions

--------------------------------------------------------------------------------


                                                                                         Year Ended
                                                                                     December 31, 1997

                                                                                     -----------------
Income before income taxes                                                                $ 1,102.3

Add:
Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                                  231.6
Portion of rents representative of interest factor                                             31.5
Interest on ESOP debt, net of dividends                                                         3.2

Less:
Income of less than fifty-percent-owned subsidiaries                                           (5.6)
                                                                                          ---------

Income as adjusted                                                                        $ 1,363.0
                                                                                          =========

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                              $   231.6
Portion of rents representative of interest factor                                             31.5
Interest on ESOP debt, net of dividends                                                         3.2
Capitalized interest                                                                           10.0
                                                                                          ---------

Total fixed charges                                                                       $   276.3
                                                                                          =========


Ratio of earnings to fixed charges                                                              4.9
                                                                                          =========

In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.6%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $33.0 in 1997. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                            COLGATE-PALMOLIVE COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions



--------------------------------------------------------------------------------

                                                                                         Year Ended
                                                                                     December 31, 1996
                                                                                     -----------------
Income before income taxes                                                                $   954.6

Add:
Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                                  231.7
Portion of rents representative of interest factor                                             31.1
Interest on ESOP debt, net of dividends                                                         2.4

Less:
Income of less than fifty-percent-owned subsidiaries                                           (7.8)
                                                                                          ---------

Income as adjusted                                                                        $ 1,212.0
                                                                                          =========

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
     premium                                                                              $   231.7
Portion of rents representative of interest factor                                             31.1
Interest on ESOP debt, net of dividends                                                         2.4
Capitalized interest                                                                           12.7
                                                                                          ---------

Total fixed charges                                                                       $   277.9
                                                                                          =========

Ratio of earnings to fixed charges                                                              4.4
                                                                                          =========


In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.6%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $33.5 in 1996. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.